Exhibit 23.01
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Symantec Corporation:
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-31444, 33-32065, 33-33654, 33-37066, 33-42440, 33-44203, 33-46927, 33-51612, 33-54396, 33-55300, 33-64290, 33-70558, 33-80360, 33-88694, 33-60141, 33-64507, 333-07223, 333-18353, 333-18355, 333-39175, 333-71021, 333-71023, 333-31526, 333-31540, 333-31632, 333-47648, 333-52200, 333-56874, 333-64174, 333-81146, 333-102096, 333-106173, 333-116547, 333-117176, 333-119872, 333-126403, 333-140252, and 333-141986) and Form S-3 (Nos. 33-82012, 33-63513, 333-77072, 333-127958, 333-127959 and 333-139230) of Symantec Corporation, of our report dated May 23, 2007, except as to Notes 4, 15 and 17, which are as of December 14, 2007, with respect to the consolidated balance sheets of Symantec Corporation and subsidiaries as of March 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2007, and the related financial statement schedule, which report appears in this Form 8-K of Symantec Corporation dated December 17, 2007.
As discussed in the “Summary of Significant Accounting Policies”, immediately preceding note 1 to the consolidated financial statements, effective April 1, 2006, Symantec Corporation adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements.
/s/ KPMG LLP
Mountain View, California
December 14, 2007